Sub-Item 77Q(1)(e) - Copies of any new or amended investment advisory contracts:

On December 10, 2008, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of BIM dated December 11, 2009 with respect to the Old Westbury Global Small & Mid Cap Fund. The Fee Waiver Commitment Letter is incorporated by reference to Exhibit 23(d)(xi) of Post-Effective Amendment No. 36 to Registrant's Registration Statement filed with the SEC on February 25, 2009 (Accession No. 0000930413-09-001014).

On February 13, 2009, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of BIM dated February 23, 2009 with respect to the Old Westbury Global Opportunities Fund. The Fee Waiver Commitment Letter is filed herewith.

On March 3, 2009, the Board of Directors of the Registrant approved an Amendment to Sub-Advisory Agreement dated March 4, 2009 among the Registrant, Bessemer Investment Management LLC ("BIM") and Dimensional Fund Advisors LP ("Dimensional") with respect to the Old Westbury Global Small & Mid Cap Fund. The Amendment to Sub-Advisory Agreement with Dimensional is filed herewith.

On March 3, 2009, the Board of Directors of the Registrant approved an Amendment to Sub-Advisory Agreement dated April 1, 2009 among the Registrant, BIM and Shenkman Capital Management, Inc. ("Shenkman") with respect to the Old Westbury Global Opportunities Fund. The Amendment to Sub-Advisory Agreement with Shenkman is filed herewith.

[PAGE BREAK]



February 23, 2009

Mr. Peter C. Artemiou
Old Westbury Funds, Inc.
760 Moore Road
King of Prussia, PA 19406

      Re:  Waiver of Certain Investment Advisory Fees

Dear Mr. Artemiou:
      This letter sets forth the commitment of Bessemer
Investment Management LLC ("BIM") to waive certain investment advisory fees for Old Westbury Global Opportunities Fund (the
"Fund"), a series of Old Westbury Funds, Inc. (the
"Corporation").

      Investment Advisory Fee Waiver

      As you are aware, BIM serves as the investment adviser to the Fund pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). Under the Investment Advisory Agreement, the Fund has agreed to pay BIM the following fees for providing investment advisory services to the Fund (the "Investment Advisory Fees"):

                         Investment Advisory Fees
First $1.25  billion      Second $1.25 billion      Average net assets
  of average net             of average net           exceeding $2.5
       assets                     assets                 billion
       1.10%                      1.05%                   1.00%

Effective as of February 17, 2009, BIM hereby commits to waive a portion of the Investment Advisory Fees it is entitled to receive from the Fund to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, of the Fund at 1.20% (the "Investment Advisory Fee Waiver").

      Terms of the Investment Advisory Fee Waiver

      The Investment Advisory Fee Waiver will be maintained for the Fund through October 31, 2010. BIM acknowledges and understands that the Investment Advisory Fee Waiver is a binding legal obligation on which the Fund will rely. The Investment Advisory Fee Waiver shall renew automatically, on the same terms, for a period of one year from the expiration of the Investment Advisory Fee Waiver, unless prior to such expiration, BIM provides notice to the Board of Directors of the Corporation of its intention not to renew the Investment Advisory Fee Waiver.
      This letter supersedes the prior fee waiver commitment letter between the parties dated February 12, 2008.

                           Very Truly Yours,

                           BESSEMER INVESTMENT MANAGEMENT LLC

                           By:  /s/ Marc D. Stern
                           Name:  Marc D. Stern
                           Title:  President



Accepted:

OLD WESTBURY FUNDS, INC.

By:  /s/ Peter C. Artemiou
Name: Peter C. Artemiou
Title:  Vice President

[PAGE BREAK]


             SECOND AMENDMENT TO SUB-ADVISORY AGREEMENT

      THIS SECOND AMENDMENT TO SUB-ADVISORY AGREEMENT dated as of March 4, 2009, by and among OLD WESTBURY FUNDS, INC. (the "Fund"), BESSEMER INVESTMENT MANAGEMENT LLC (the "Adviser"), and DIMENSIONAL FUND ADVISORS LP (the "Sub-Adviser"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in Sub-Advisory Agreement as defined below.

                       W I T N E S S E T H:

      WHEREAS, the Fund, the Adviser and the Sub-Adviser are parties to that certain Sub-Advisory Agreement dated as of April 6, 2005 (the "Sub-Advisory Agreement"), pursuant to which the Sub-Adviser provides portfolio selection and related research and statistical services in connection with investment advisory services for the Global Small & Mid Cap Fund (the "Portfolio") or a designated portion of the assets of the Portfolio (the "Segment"); and

      WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to amend the Sub-Advisory Agreement to expand the proxy voting authority granted to the Sub-Adviser under the Sub-Advisory
Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

      1.	Section 2(p)(ii) of the Sub-Advisory Agreement is
hereby amended and restated in its entirety with "vote or refrain from voting proxies with respect to securities held by the Portfolio or the Segment consistent with the Sub-Advisor's then current proxy voting policies and procedures; provided that such materials and information have been forwarded to the Sub-Adviser or its designee in a timely fashion by the Portfolio's custodian."

      2.	The last sentence of Section 2(p) of the Sub-Advisory
Agreement is hereby deleted in its entirety.

      3.	The Sub-Advisory Agreement, as expressly amended
hereby, shall continue in full force and effect.

      4.	This Amendment may be executed in counterparts, each
of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Sub-Advisory Agreement to be executed by their respective officers as of the day and year first written above.




OLD WESTBURY FUNDS, INC.

By:	/s/ Peter C. Artemiou
Name: 	Peter C. Artemiou
Title:	Vice President

BESSEMER INVESTMENT MANAGEMENT LLC
By:	/s/ Marc D. Stern
Name: Marc D.
Stern
Title:
	President

DIMENSIONAL FUND ADVISORS LP
BY:  DIMENSIONAL HOLDINGS, INC.,
GENERAL
PARTNER

By:	/s/ Catherine L. Newell
Name: 	Catherine L. Newell
Title:	Vice President and
Secretary

[PAGE BREAK]


               AMENDMENT NO. 1 TO  SUB-ADVISORY AGREEMENT

	This AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT ("Amendment"), effective as of April 1, 2009, by and among OLD WESTBURY FUNDS, INC. (the "Fund"), BESSEMER INVESTMENT MANAGEMENT LLC (the "Adviser"), and SHENKMAN CAPITAL MANAGEMENT, INC. (the "Sub-Adviser"). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Sub-Advisory Agreement (as defined below).

	WHEREAS, the Fund, the Adviser and the Sub-Adviser have heretofore entered into that certain Sub-Advisory Agreement, dated as of September 24, 2008 (the "Sub-Advisory Agreement");
and

	WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to hereby modify the compensation payable to the Sub-Adviser by the Adviser, as set forth in Appendix A to the Sub-Advisory
Agreement, in accordance with the terms of this Amendment.

	NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Appendix A, the "Sub-Advisory Fees," to the Sub-Advisory
Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

2.	All other terms and conditions of the Sub-Advisory
Agreement shall remain in full force and effect.

3.	This Amendment shall be governed by and construed in
accordance with the laws of the State of New York applicable to contracts made and performed therein, without giving effect to the conflict of laws principles thereof.

4.	This Amendment may be executed in counterparts, each of
which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first-above written.
OLD WESTBURY FUNDS, INC.

By:	/s/ Peter C. Artemiou
      Peter C. Artemiou
      Vice President

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Marc D. Stern
	Marc D. Stern
	President

SHENKMAN CAPITAL MANAGEMENT, INC.

By:	/s/ Mark R. Shenkman
      Mark R. Shenkman
	President

[PAGE BREAK]

                          Annex A

                                            APPENDIX A

                      SUB-ADVISORY FEES

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates based on the Segment's average daily net assets:

The Sub-Adviser's fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser on or before the tenth business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Segment, as determined in accordance with the Portfolio's prospectus and statement of additional information as of the close of business on the previous business day on which the Portfolio was open for business. For each monthly fee payment, the Adviser will provide the Sub-Adviser with a worksheet accompanying payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.

If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee (if any) for the period from such effective date to the end of such month or from the beginning of such month to the date of such termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.